Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, F. Thomson Leighton, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Akamai Technologies, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	March 16, 2015	/s/ F. Thomson Leighton
F. Thomson Leighton, Chief Executive Officer